Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation in this Amendment No. 2 to Registration Statement on Form SB-2/A of our reports dated March 14, 2007, on our audits of the financial statements of JobsInSite, Inc. as of December 31, 2006 and for the year ended December 31, 2005.  We also consent to the reference to our firm under the caption "Experts".

/s/ Paritz & Co.

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Hackensack, New Jersey

May 23, 2007